EXHIBIT 4.3


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SHARE SUBSCRIPTION OPTION PLAN
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Adopted during Management Board meeting of January 28, 2002
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                             STOCK OPTION PLAN RULES

                                  JANUARY 2002


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          Vivendi Environnement Stock Options Plan Rules - January 2002

                                  Introduction

     Plan for purchase of (or subscription for) shares - definition

     A plan for purchase of (or subscription for) shares shall be a scheme whereby a company grants to employees and/or officers of a parent company and/or companies affiliated thereto, the option to purchase (or to subscribe for) existing or new shares, for a certain period, at a price that is determined at the time of grant and that remains fixed for the whole of that period (except for adjustments described below).

     The persons concerned thus participate in Vivendi Environnement's achievements through the increase in the value of the security on the stock market even before becoming shareholders.

     Furthermore, the financial benefit derived from the exercise of the option right and from the subsequent disposal of the shares is dealt with under tax rules that are specific to such options and that are also dependant upon the beneficiary's tax residence status.

I.   Features of options and terms of grant

     Number of shares subject to options
     -----------------------------------

     Pursuant to the authority of the General Meeting of the shareholders held on 21 June 2000, the Executive Board of Vivendi Environnement shall fix, for each beneficiary, the number of options granted. This number shall be notified to the beneficiaries by letter. As the options are irrevocable, the number and the price shall not be altered during the term of the options, except in the case of adjustments referred to below (cf. page 3). A grant of further options may arise only from a further resolution of the Executive Board.

     Features of options
     -------------------

     Except on death, options shall be unassignable and shall not be subject to attachement.

     The exercise of options shall be voluntary as far as the beneficiary is concerned.

     For US beneficiaries, options granted shall give entitlement to American depository Shares (ADSs). Such options shall be treated as "NSOs" (non-statutory stock options) unless the letter of grant specifies that the options shall be "ISOs" (incentive stock options).

     Term of options and time-limit for exercise
     -------------------------------------------

     Options shall be granted irrevocably for a term of 8 years.

     The Executive Board, or its Chairman by delegation, shall fix the terms for the acquisition and exercise of options. Any option unexercised at the end of the 8-years term shall lapse.

     Purchase price
     --------------

     The price fixed for the purchase of shares by beneficiaries shall be determined at the date on which the options are granted by the Executive Board within the limits fixed by the law and the authority given by the General Meeting.

     For beneficiaries receiving options giving entitlements to ordinary shares listed on the Paris Stock Exchange, the exercise price shall be fixed in Euros. The exercise price has been fixed at 37.53 Euros, corresponding to the mean of the 20 stock market prices preceding the Executive Board Meeting on 28 January 2002.

     For beneficiaries receiving options giving entitlement to ADSs listed on the New York Stock Exchange, the exercise price shall be fixed in dollars. The exercise price has been fixed at 33.26 dollars, corresponding to the means of the 20 stock market prices preceding the Executive Board Meeting on 28 January 2002.

     Adjustments to the purchase price
     ---------------------------------

     By law, this price shall be unalterable during the term of the option.

     However, if Vivendi Environnement carries out during this period certain financial transactions that impact the capital, the Executive Board shall effect an adjustment to the price and to the number of shares subject to options that remain unexercised, so that the total value of the number of options granted to each beneficiary remains constant. The method for calculating the said adjustment shall be established by law. The Executive Board shall apply this as required.

     The transactions affected by such adjustments shall be principally:

          o    cash capital increases reserved for shareholders.

          o capital increases by capitalisation of reserves, profits or shares premium account and issue of bonus shares.

          o issues of convertible bonds or exchangeable bonds reserved for shareholders.

          Other cases of adjustment of the exercise price are provided for in the legislation, for more unusual financial transactions (distribution of reserves, capital reduction because of losses...).

     You are reminded that neither the plan rules nor the letter of grant shall confer upon the beneficiary any right under his or her employment contract.

II.  Terms for acquisition of options

     Options shall be acquired annually in 1/3 tranches over three years (except for the special conditions, or except for the exemption referred to below). They may be exercised from the 4th year onwards.

     On leaving for any reason whatever (except on death), beneficiaries may, until the expiry of the term of validity of the plan, exercise only those options acquired before such leaving (including those that have been acquired under an exemption) pursuant to the terms of exercise referred to below.

     For French beneficiaries, such acquisition by 1/3 tranches shall not apply on death, disability (2nd and 3rd categories of Article L.341.4 of the French Social Security Code) or retirement. In such cases, the beneficiary (or his or her successors in title) shall acquire 100% of the options granted.
     On the beneficiary's death, the law provides that his or her heirs may exercise his or her options within a period of six months from the date of death, but this time-limit shall not have the effect of extending the original term of validity of the options if this expires sooner.

     For beneficiaries resident in the United Sates of America who have received options giving entitlement to ADSs, the heirs may exercise only the options that have been acquired (including those that have been acquired under an exemption) until the term of validity of the plan expires.

     However, in the event of a public offering, the options granted shall be immediately vested and exercisable and the underlying shares assignable without any condition. Furthermore, the Chairman who refers such once a year to the officers Committee may, in exceptional circumstances, grant exemption from the terms of acquisition referred to above.

III. Terms for exercise of options

     In order to exercise his or her options, the beneficiary shall make the declaration in writing to Vivendi Environnement, for the attention of the Human Resources Department, accompanying such declaration with an option exercise form (which shall also serve as a purchase form), and with payment of the price.

     A form shall be handed for this purpose to each beneficiary, which shall be completed, dated and signed, whenever options are exercised, and returned to Vivendi Environnement. This document is attached as appendix 1 for all beneficiaries, except for beneficiaries resident in the United States of America.

     The latter shall complete, date, sign and return to Vivendi Environnement the form referred to in Appendix 2 (cashless exercise) or in appendix 3 (exercise and purchase of shares).

     Payment of the price
     --------------------

     Full payment of the price shall generally be made by cheque, bank transfer or by any procedure established by the managing bank or financial institution and approved by Vivendi Environnement.

     Delivery of securities
     ----------------------

     On each exercise of options, the beneficiary shall state on the option exercise from the management method that he or she wishes to adopt for the shares acquired. It should be noted that the transfer of the shares and registration of such may take some time (up to eight days in the case registration as administered registered securities). Registration as "pure" registered securities shall be effected by the Registrar(1) appointed by Vivendi Environnement. Registration on an "administrated" registered securities account shall enable another manager to be chosen. It should be remembered however that management by a manager of "pure" registered securities accounts is without charge (no custody fee).

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(1) BNP-PARIBAS-GIS Emetteurs - Les Collines de l'Arche-75450 Paris cedex 09


IV.  Details of purchased shares

     The shares shall mandatorily be in registered form.

     They shall be entitled of the dividend paid in the year in which they have been purchased provided however that the exercise shall take place at least five working days before the holding of the General Meeting of the shareholders that resolves to distribute such dividend.

     The shares arising from exercises shall be able to be traded immediately, except for beneficiaries who are French residents. The latter may dispose of shares arising from options only on the expiry of the tax "lock-in" period applicable to the plan, except where there are exemption(1) (in particular those referred to in Article 91 ter Schedule II to the French General Tax Code).


V.   Sensitive periods [insider trading]

     Beneficiaries shall comply with the regulations applicable in this regard in accordance with the legislation in force in the country with respect to the use of privileged information(2).

     In any event , beneficiaries wishing to dispose of their shares shall ensure, on their responsibility, that they meet their obligation to abstain, when, in the course or context of their duties, they have knowledge or are deemed to have knowledge of non-public information that may influence the share's stock market price.

     Moreover, beneficiaries shall not dispose of shares arising from the exercise of options for a period of 30 calendar days before and 1 day after the Executive Board Meeting to approve Vivendi Environnement's half-yearly and annual accounts. This 30-days abstention period may be amended at any time by Vivendi Environnement within the limits fixed by law.


VI.  Application of the Rules

     The services of the Human resources Department shall be at your disposal for any matter relating to these rules and their application. The information able to be given by the various services of Vivendi Environnnement (Human Resources Department, Legal Department and Finance Department) shall be limited to the supply of purely factual information and shall not take the form of legal, financial or tax advice that renders the said services of Vivendi Environnement liable in any way.


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(1) The time-limit is currently 4 years for options granted subsequent to 27
    April 2000. Such time-limits shall not apply where express exemption is granted by the Board of Directors and for the cases referred to in article 91 ter schedule II to the French General Tax Code, namely:
    - -- - dismissal or retirement of the holder, with the specific provisio that the options must have been exercised at least three months before the date of occurrence of the event.
    - disability of the holder corresponding to classification under the second or third category prescribed in Article L.314.4 of the French Social Security Code.
    -   death of the holder.

(2) Order of 28 September 1967. COB Regulation No. 90-08 and Regulations of the U.S Securities and Exchange Commission.

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VII. Amendments to the Rules

     Vivendi Environnement may at any time, on a resolution of the Executive Board and after receiving the opinion where appropriate of the Officers Committee, amend the provisions of these rules.

     Amendments that would not be more favourable overall shall be the subject of a written agreement between the beneficiary and Vivendi Environnement.

VIII. Compliance

     For US beneficiaries, the exercise of options shall be conditional upon prior registration of the shares with the Securities and Exchange Commission pursuant to the US regulations.

IX.  Liability of the Company

     Vivendi Environnement shall not be liable for the non-issue of shares or of securities resulting from a failure to obtain the necessary regulatory permission.

X.   Applicable law

     The plan shall be subject to French law (Article L.225-177 of the French New Commercial Code and Decree of 23 March 1967).

XI.  Translations

     This document shall be available at the services of the Human Resources Department of Vivendi Environnement in French, English, German and Spanish, but only the French version shall be authentic.


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                                   Appendices
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1. Option exercise declaration for resident beneficiaries who are non-US citizens.



2. Declaration (cashless exercise) for beneficiaries resident in the United States.


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---------------------------------------
Document a adresser par courrrier a                   ------------------------
   Document to bent by mail to:
     VEOLIA ENVIRONNEMENT                                  Levee simple
        DRH-SO
     36-38 avenue Kleber                              ------------------------
     75799 PARIS Cedex 16
   Fax: + 33 (0)1 71 75 1041
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                    Options allotted by VIVENDI ENVIRONNEMENT


                 REQUEST FOR THE IRREVOCABLE EXERCISE OF OPTIONS
FINANCING PROVIDED BY THE BENEFICIARY UPON SIGNATURE OF THE PRESENT FORM



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Name and forename (in capitals)
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Date and place of birth
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Nationality
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Address of tax domicile
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Postal address (if different)
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Pursuant to the decision taken by the Executive Committee of VIVENDI
ENVIRONNEMENT on ________________________________to allot options to purchase shares at an exercise price of (euro)________, I hereby request the irrevocable exercise (1) of____________VIVENDI ENVIRONNEMENT options held in my name and, accordingly, purchase an equivalent number of VIVENDI ENVIRONNEMENT shares.

o  PAYMENT (number of shares purchased to x exercise price)

I enclose a bank or post office cheque made out to BNP PARIBAS Securities Services in an amount of (euro)______________representing the amount due on the exercise of the above options.

o  SHARE REGISTRATIONS

The VIVENDI ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department of BNP PARIBAS Securities Services.



Signed on________________________at_______________________         Company Stamp



Signature(2)

_______________________________________



(1) The instruction to exercise the options is irrevocable and payment is due upon signature.

(2)  Important : signature to be preceded by the following hand-written text :
     [Bon pour achat de (x) actions VIVENDI ENVIRONNEMENT]

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------------------------------------------           Levee cashless
    Document a adresser par courrier a
    Document to be sent by mail to :                ----------------------------
           VEOLIA ENVIRONNEMENT                     Enclosed Bank Identification
                 DRH-SO
           36-38 avenue Kleber
          75799 PARIS Cedex 16                      ----------------------------
       Fax: + 33 (0)1 71 75 10 41

------------------------------------------




                    Options allotted by VIVENDI ENVIRONNEMENT

             REQUEST FOR THE EXERCISE OF OPTIONS AND SALE OF SHARES
         TO BE FINANCED OUT OF THE PROCEEDS RAISED BY THE SALE OF SHARES


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Name and fist name (in capitals)
--------------------------------------------------------------------------------
Date and place of birth (in capitals)
--------------------------------------------------------------------------------
Nationality
--------------------------------------------------------------------------------
Registered for tax purposes at
--------------------------------------------------------------------------------
Postal address (if different from the a)
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Pursuant to the decision taken by the Executive Committee of VIVENDI
ENVIRONNEMENT on _________________________________to allot options to purchase shares at an exercise price of (euro)__________, I hereby request the irrevocable exercise(1) of________________________VIVENDI ENVIRONNEMENT options held in my name and, accordingly, purchase an equivalent number of VIVENDI ENVIRONNEMENT shares.

o  SHARE REGISTRATION

The VIVENDI ENVIRONNEMENT shares received upon the exercise of the above options are to be held in registered form in an account opened in my name at the Issuers Department of BNP PARIBAS Securities Services.

o  SALE ORDER

I hereby request that________________________VIVENDI ENVIRONNEMENT shares(2) be converted into bearer form and sold, I instruct you to sell these shares " AT THE MARKET PRICE".

o  COMPLETION OF THE EXERCISE/SALE

I request the income of the sale after deducting the sum paid to VIVENDI ENVIRONNEMENT for exercising the options as well as, taxes, brokerage fees and handling commission - be transferred in euro on the account detailed in the enclosed Bank Identification statement.

Signed on____________________at______________________              Company Stamp

Signature
(signature to be preceded by the following hand-written text : "valid for the purchase of (x) VIVENDI ENVIRONNEMENT shares").

------------------------
(1)  The instruction to exercise the options is irrevocable

(2) The number of shares sold must exceed by 10 % the number require to cover the purchase amount